Exhibit 10.1
EXCHANGE AGREEMENT
This EXCHANGE AGREEMENT is entered into as of the 1st day of July, 2006 by and among PERFORMANCE HOME BUYERS LLC, an Ohio limited liability company (“Borrower”) and KENNETH O. HUNTINGDON (“Lender”).
WHEREAS, effective as of the date hereof, Borrower has purchased certain real estate from Lender pursuant to the terms of a certain Real Estate Purchase Agreement between Borrower and Lender (“Purchase Agreement”), and in accordance with the terms of such Purchase Agreement, Borrower has executed and delivered to Lender a Promissory Note with a face amount of $170,000.00 maturing July 1, 2011 (“Real Estate Note”).
WHEREAS, Borrower and Lender have agreed that Lender will transfer to Borrower $300,000.00 of Subordinated Debt Units issued by Borrower, along with accrued interest of $57,312.33, in exchange for a 6% Promissory Note with a face amount of $357,312.33 maturing on July 1, 2007 (“$357,312 Note”).
WHEREAS, Borrower and Lender have agreed that Lender will transfer to Borrower $200,000.00 of Class B Preferred Units issued by Borrower, along with accrued but unpaid distributions of $78,000 in exchange for a 6% Promissory Note with a face amount of $278,000.00 maturing on July 1, 2008 (“$278,000 Note”).
WHEREAS, Borrower and Lender have agreed that Lender will transfer to Borrower $250,000.00 of Subordinated Debt Units issued by Borrower, along with accrued interest of $25,451.22 in exchange for a 6% Promissory Note with a face amount of $275,451.22 maturing on July 1, 2009 (“$275,451 Note”).
WHEREAS, upon consummation of the transactions contemplated by the Purchase Agreement and this Exchange Agreement, Lender will no longer own any Subordinated Debt Units or Class B Preferred Units of Borrower, and Lender’s only interest in Borrower will be as the holder of the $170,000 Note, the $357,312 Note, the $278,000 Note and the $275,451 Note (collectively, the “Huntingdon Notes”).
NOW THEREFORE, in consideration of the mutual promises, agreements, representations and warranties set forth herein, the parties do hereby agree as follows:
     1. $357,312 Note. On the date hereof: (a) Borrower shall execute and deliver the $357,312 Note to Lender; and (b) Lender shall deliver to Borrower the instruments evidencing the $300,000 of Subordinated Debt Units, but such $300,000.00 of Subordinated Debt Units shall be null and void without further act or deed regardless of whether Lender delivers the appropriate instruments to Borrower.
     2. $278,000 Note. On the date hereof: (a) Borrower shall execute and deliver the $278,000 Note to Lender; and (b) Lender shall deliver to Borrower the instruments evidencing the $200,000.00 of Class B Preferred Units, along with accrued distributions, but such $200,000.00 of Class B Preferred Units shall be null and void without further act or deed regardless of whether Lender delivers the appropriate instruments to Borrower.
     3. $275,451 Note. On the date hereof: (a) Borrower shall execute and deliver the $275,451.22 Note to Lender; and (b) Lender shall deliver to Borrower the instruments evidencing the $50,000.00 of Subordinated Debt Units and the $200,000.00 of Subordinated Debt Units, but such $50,000.00 of Subordinated Debt Units and $200,000.00 of Subordinated Debt Units shall be null and void without further act or deed regardless of whether Lender delivers the appropriate instruments to Borrower.
     4. Representations and Warranties. Lender hereby warrants and represents to Borrower as follows:
          (a) The $300,000.00 of Subordinated Debt Units, $200,000.00 of Subordinated Debt Units, the $50,000.00 of Subordinated Debt Units and the $200,000.00 of Class B Preferred Units, along with accrued interest and distributions, referred to in this Agreement are the only debt or equity interests which Lender owns in Borrower (collectively, the “Ownership Interests”).

          (b) Lender is the sole owner of the Ownership Interests, and Lender hold such Ownership Interests free and clear of any liens or encumbrances. Lender has not transferred or attempted to transfer such Ownership Interests to any person or entity, and there are no agreements or restrictions which prevent the transfer of such Ownership Interests by Lender to Borrower.
     5. Release By Borrower. Other than as set forth in the Purchase Agreement, the Real Estate Note, the Huntingdon Notes and this Agreement, the Borrower, on behalf of itself, and its members, directors, officers, agents, affiliates, successors and assigns, hereby forever fully and finally releases and discharges Lender, and his heirs and assigns, and any and all other persons and entities in the employ of or acting as agent for them, of and from any and all actions, causes of action, claims, demands, costs, loss of services, expenses, compensation, and any and all incidental or consequential damage of whatsoever type or nature, whether legal or equitable, which Borrower now or may in the future claim against Lender, including but not limited to any and all claims, demands or causes of action, arising out of, either directly or indirectly, Lender’s investment in or ownership of the Ownership Interests or any other any equity or debt securities issued by Borrower.
     6. Release By Lender. Other than as set forth in the Purchase Agreement, the Real Estate Note, the Huntingdon Notes and this Agreement, Lender, on behalf of himself, and his heirs, and assigns, hereby forever fully and finally releases and discharges Borrower, and the members, directors, officers, agents, affiliates, successors and assigns of Borrower, and any and all other persons and entities in the employ of or acting as agent for them, of and from any and all actions, causes of action, claims, demands, costs, loss of services, expenses, compensation, and any and all incidental or consequential damage of whatsoever type or nature, whether legal or equitable, which Lender now or may in the future claim against Borrower, including but not limited to any and all claims, demands or causes of action, arising out of, either directly or indirectly, Lender’s investment in or ownership of the Ownership interests or any equity or debt securities issued by Borrower.
     7. Notices. Any notice required or permitted hereunder shall be made in writing and delivered personally or sent by certified mail, postage prepaid with return receipt requested, addressed to Lender at 404 Springwood, Hot Springs, Arkansas 71913; and to Borrower at 4130 Linden Avenue, Suite 303, Dayton, Ohio 45423; or to such other address of which the parties may have given written notice of to the other parties.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

LENDER:	BORROWER:
KENNETH O. HUNTINGDON	PERFORMANCE HOME BUYERS LLC
an Ohio limited liability company
/s/ Kenneth O. Huntindon

Kenneth O. Huntingdon
	By:	/s/ Peter E. Julian

Print Name: Peter E. Julian
Title: Chief Executive Officer